EXHIBIT 32

CERTIFICATION

PURSUANT TO 18 U.S.C. Section 1350

In connection with the Quarterly Report of Martha Stewart Living Omnimedia, Inc. (the “registrant”) on Form 10-Q for the quarter ended March 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, Lisa Gersh and Kenneth P. West, principal executive officer and principal financial officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, that:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: May 4, 2012	/s/ Lisa Gersh
Lisa Gersh President and Chief Operating Officer (principal executive officer)

Dated: May 4, 2012	/s/ Kenneth P. West
Kenneth P. West Chief Financial Officer (principal financial officer)